                                                                       Exhibit 5
                             BAKER & HOSTETLER LLP
                           3200 National City Center
                               1900 E. 9th Street
                           Cleveland, Ohio 44114-3485



                                December 17, 1999

LESCO, Inc.
20005 Lake Road
Rocky River, Ohio 44116

                              Re: LESCO, Inc. Award Agreements

Ladies and Gentlemen:

                  We have acted as counsel to LESCO, Inc., an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 118,107 Common Shares, without par value (the "Common Shares"), of the Company pursuant to those certain Stock Option and Restricted Share Agreements between LESCO, Inc. and Dana L. Wilson, Frans H. Jager, Wayne W. Murawski, Ware H. Grove, Kenneth S. Sekley, Charles J. McGonigle, R. Breck Denny and James W. McDevitt, respectively (each, a "Recipient") (collectively, the "Award Agreements").

                  We have examined the Company's Amended Articles of Incorporation, the Company's Amended Code of Regulations, the form of Award Agreements to be entered into by the Company and each Recipient, the documents giving rise to each Recipient's right to options or restricted shares and such other documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies, and the authenticity of all such documents.

                  Based solely thereon, we are of the opinion that the Common Shares available for issuance under the Award Agreements, when issued, delivered and paid for pursuant to the Award Agreements substantially in the form reviewed by us, will be duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in Item 8 of Part II to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                   Very truly yours,

                                   /s/ Baker & Hostetler LLP